flyExclusive Announces $25 Million Preferred Equity Investment; Reports First Quarter 2024 Financial Results

KINSTON, NC (August 8, 2024) – flyExclusive, Inc. (NYSEAMERICAN: FLYX) (“flyExclusive” or the “Company”), a publicly-traded provider of premium private jet charter experiences, today announced a $25 million preferred equity investment and first quarter 2024 results.

Preferred Equity Investment

The Company has entered into a securities purchase agreement dated August 8, 2024 with an investment vehicle managed by EnTrust Global (“the Initial Investor”) and EG Sponsor LLC (“EG Sponsor” and, together with the Initial Investor, the “Investors”) pursuant to which the Investors agreed to purchase 25,510 shares of Series B Convertible Preferred Stock, par value of $0.0001 per share, at a purchase price of $1,000 per share.

“This equity investment represents a significant milestone in our strategic plan to upgrade and increase the size of our fleet,” said Jim Segrave, Founder and CEO of flyExclusive. “The Investors have been exceptional partners and their commitment to flyExclusive will allow us to execute on our vertical integration strategy and deliver a best-in-class experience for our customers. We look forward to updating the market on our progress during our next earnings call.”

Pursuant to the securities purchase agreement, the Company issued 20,408 shares of Series B Convertible Preferred Stock and a Warrant to purchase up to 4,000,000 shares of Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) to the Initial Investor on the effective date of the agreement and received gross proceeds of approximately $20.4 million, subject to the payment of transaction expenses. Pursuant to and subject to the terms and conditions of the agreement, the Company expects to (i) issue the remaining 5,102 shares of Series B Convertible Preferred Stock and a Warrant to purchase up to 1,000,000 shares of Common Stock to EG Sponsor on a subsequent closing date, which shall be no later than August 15, 2024 (the “Subsequent Closing Date”) and (ii) receive additional gross proceeds of approximately $5.1 million (subject to the payment of transaction expenses) on the Subsequent Closing Date.
First Quarter 2024 Financial Results

flyExclusive also announced first quarter 2024 financial results through a Form 10-Q furnished with the Securities and Exchange Commission (SEC). The Form 10-Q can be found at https://ir.flyexclusive.com/sec-filings or at www.sec.gov.

Management will discuss these results in conjunction with the Company’s second quarter results during a conference call to be announced at a later date and in accordance with the SEC’s financial reporting calendar. Once the details are announced, interested parties can find relevant details at the flyExclusive investor relations website at https://www.flyexclusive.com/investors.

About flyExclusive
flyExclusive is a vertically integrated, FAA-certificated air carrier providing private jet experiences by offering customers a choice of on-demand charter, Jet Club, and fractional ownership services to destinations across the globe. flyExclusive has one of the world’s largest fleets of Cessna Citation aircraft, and it operates a combined total of approximately 100 jets, ranging from light to large cabin sizes. The company manages all aspects of the customer experience, ensuring that every flight is on a modern, comfortable, and safe aircraft. flyExclusive’s in-house repair station, aircraft paint, cabin interior renovation, and avionics installation capabilities, are all provided from its campus headquarters in Kinston, North Carolina. To learn more, visit www.flyexclusive.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks related to reliance on and the need to hire and retain key personnel; the ability of the Company to file timely file its required annual and quarterly reports with the SEC; the ability of the Company to regain compliance with NYSE American continued listing standards and maintain the listing of the Company’s securities on a national securities exchange; the ability of the Company to comply with covenants under and repay its debt; the potential dilution of stock ownership by our capital raising efforts; management of growth; the outcome of any legal proceedings; volatility of the price of the Company’s securities due to a variety of factors, including publication of articles about the Company by third parties, changes in the competitive and highly regulated industries in which flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting flyExclusive’s business; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of flyExclusive’s Annual Report on Form 10-K and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Media Contact: Jillian Wilson, Marketing Specialist
media@flyexclusive.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investors@flyexclusive.com